Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

HTG Molecular Diagnostics, Inc.

Tucson, Arizona

We hereby consent to the incorporation by reference in the Registration Statements on Form S8 (Nos. 333-222571, 333-216942, 333-208325 and 333-203930) and Form S-3 (No. 333-216977) of HTG Molecular Diagnostics, Inc. (the “Company”) of our report dated March 22, 2018, relating to the financial statements of the Company, which appear in this Form 10-K.

/s/ BDO USA, LLP

Phoenix, Arizona

March 22, 2018